UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 15, 2017 (August 11, 2017)

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	001-35577	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Throckmorton Street
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 817-761-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

On August 11, 2017, KMG Chemicals, Inc. (the “Company”) entered into an interest rate swap agreement (“Swap Transaction”) to manage its exposure to fluctuations in variable interest rates. Loans under the Company’s existing credit agreement bear interest at a rate of (a) LIBOR plus (b) a margin based on net funded debt to adjusted earnings before interest, taxes, depreciation and amortization (“margin”). The Swap Transaction effectively exchanges the interest rate on 45% of the debt projected to be outstanding under the credit agreement from (i) variable LIBOR plus margin to (ii) a fixed rate of 1.925% per annum plus margin. The Swap Transaction has an effective date of August 31, 2017 and a termination date of June 15, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ Roger C. Jackson	Date: August 15, 2017
Roger C. Jackson,
Vice President, General Counsel and Secretary